Exhibit 99.1

Brooks Automation Announces Completion of GENEWIZ Acquisition

CHELMSFORD, Mass., November 15, 2018 – Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, announced today that it has closed its previously announced acquisition of GENEWIZ Group.

GENEWIZ, headquartered in Plainfield, New Jersey, is a leading provider of gene sequencing and synthesis services for more than 4,000 institutional customers worldwide and is supported by their global network of laboratories spanning the United States, China, Japan, Germany and the United Kingdom.

The Company will provide additional information on the GENEWIZ business in their upcoming earnings call on November 19, 2018.   Instructions for listening to the call can be found at www.brooks.com/company/investors.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences.  Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and since 2011 Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in ‑20°C to -190°C temperatures, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

About GENEWIZ Group

GENEWIZ is a global provider of genomics services enabling research scientists within pharmaceutical, biotechnology, agriculture, environmental and clean energy, academic, and government institutions to advance their discoveries.  The company was founded in 1999 by Dr. Steve Sun and Dr. Amy Liao and today serves over 4,000 customers globally.  Customers rely on the unique and proprietary genomics technologies and services backed by GENEWIZ's specialized experts in Sanger sequencing, next generation sequencing, gene synthesis, molecular biology, bioinformatics, and GLP regulatory-compliant services.  Headquartered in South Plainfield, NJ, GENEWIZ operates a network of laboratories in Boston, MA; Washington, D.C. Metro; Research Triangle Park, NC; San Diego, CA; San Francisco, CA; and Seattle,

Exhibit 99.1

WA.  International locations include Beijing, Suzhou, Tianjin, and Guangzhou, China; Takeley, United Kingdom; Leipzig, Germany; and Tokyo, Japan.  For more information, visit www.genewiz.com and follow them on LinkedIn, Twitter, Facebook, YouTube, WeChat, and Weibo.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to, statements about the anticipated benefits of the acquisition of GENEWIZ Group and the expected future capabilities of the combined companies. Factors that could cause results to differ from our expectations include the following: unexpected costs, charges or expenses resulting from the transaction; and potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction. In addition, actual results are subject to other risks that relate more broadly to Brooks’ overall business, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:

Sherry Dinsmore

Brooks Automation

978.262.2400

sherry.dinsmore@brooks.com

John Mills
Senior Managing Director
ICR, LLC
646.277.1254
john.mills@icrinc.com